New World Fund, Inc.
October 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$96,262
Class B	$-
Class C	$737
Class T	$-
Class F-1	$10,271
Class F-2	$80,841
Class F-3	$-
Total	$188,111
Class 529-A	$6,021
Class 529-B	$-
Class 529-C	$161
Class 529-E	$220
Class 529-T	$-
Class 529-F-1	$470
Class R-1	$47
Class R-2	$745
Class R-2E	$66
Class R-3	$3,662
Class R-4	$5,875
Class R-5	$3,670
Class R-5E	$4
Class R-6	$37,218
Total	$58,159
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.4750
Class B	$-
Class C	$0.0507
Class T	$-
Class F-1	$0.4774
Class F-2	$0.6558
Class F-3	$-
Class 529-A	$0.4543
Class 529-B	$-
Class 529-C	$0.0572
Class 529-E	$0.3493
Class 529-T	$-
Class 529-F-1	$0.5661
Class R-1	$0.0875
Class R-2	$0.1271
Class R-2E	$0.4928
Class R-3	$0.3727
Class R-4	$0.5465
Class R-5E	$0.7134
Class R-5	$0.6609
Class R-6	$0.7056
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	196,426
Class B	-
Class C	13,347
Class T	-
Class F-1	21,363
Class F-2	122,234
Class F-3	37,636
Total	391,006
Class 529-A	13,188
Class 529-B	-
Class 529-C	2,717
Class 529-E	623
Class 529-T*	-
Class 529-F-1	878
Class R-1	503
Class R-2	5,452
Class R-2E	354
Class R-3	10,590
Class R-4	11,938
Class R-5	6,412
Class R-5E	33
Class R-6	63,466
Total	116,154
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$66.29
Class B	$-
Class C	$63.75
Class T	$66.35
Class F-1	$65.85
Class F-2	$66.27
Class F-3	$66.49
Class 529-A	$65.72
Class 529-B	$-
Class 529-C	$63.76
Class 529-E	$65.17
Class 529-T	$66.33
Class 529-F-1	$65.78
Class R-1	$63.93
Class R-2	$63.96
Class R-2E	$65.48
Class R-3	$65.26
Class R-4	$65.95
Class R-5E	$65.92
Class R-5	$66.60
Class R-6	$66.45
* Amount less than one thousand